EXHIBIT 5

October 6, 2004

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, Ohio 43402

Ladies and Gentlemen:

I have acted as counsel for Sky Financial Group, Inc. (“Sky Financial”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Sky Financial with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of up to 1,139,373 Sky Financial common shares, no par value (the “Sky Financial Common Shares”), upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of September 15, 2004, by and between Sky Financial and Prospect Bancshares, Inc. (“Prospect Bancshares”) (the “Merger Agreement”), relating to the merger of Prospect Bancshares with and into Sky Financial.

I have reviewed the Registration Statement and the Merger Agreement and have examined such other documents, and considered such matters of law, as I have deemed necessary or appropriate for purposes of this opinion. I also have reviewed certificates of public officials and officers of Sky Financial and have relied upon such certificates as to the various factual matters contained in the certificates. I have assumed the genuineness of all signatures on all documents reviewed by me, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as copies.

Based upon the foregoing, I am of the opinion that the Sky Financial Common Shares, when issued by Sky Financial as contemplated in the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my name under the caption “Legal Opinions” in the proxy statement/prospectus contained therein. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

Respectfully submitted,

/s/ W. Granger Souder, Jr.
W. Granger Souder, Jr. General Counsel Sky Financial Group, Inc.